UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2013

MICHAELS STORES, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.                                      5 7/8% Senior Subordinated Notes due 2020 and 2020 Senior Subordinated Notes Indenture

General

On December 19, 2013, Michaels Stores, Inc. (the “Company”) issued $260,000,000 aggregate principal amount of 5 7/8% senior subordinated notes due December 15, 2020 (the “2020 Senior Subordinated Notes”). The 2020 Senior Subordinated Notes were issued under an indenture, dated as of December 19, 2013 (the “2020 Senior Subordinated Notes Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “2020 Senior Subordinated Notes Trustee”). Interest on the 2020 Senior Subordinated Notes is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2014.

Guarantees

The 2020 Senior Subordinated Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior subordinated basis, by each of the Company’s subsidiaries that guarantee indebtedness under the Company’s senior secured term loan credit facility and senior secured revolving credit facility (“Senior Secured Credit Facilities”).

Ranking

The 2020 Senior Subordinated Notes and the guarantees thereof are the Company’s and the Guarantors’ unsecured senior subordinated obligations and (i) are subordinated in right of payment to all of the Company’s and the Guarantors’ existing and future senior debt, including the Senior Secured Credit Facilities and the Company’s 7¾% Senior Notes due 2018; (ii) rank equally in right of payment to all of the Company’s and the Guarantors’ future senior subordinated debt; (iii) rank senior in right of payment to all of the Company’s and the Guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2020 Senior Subordinated Notes; and (iv) are structurally subordinated to all obligations of the Company’s subsidiaries that are not guarantors of the 2020 Senior Subordinated Notes.

Optional Redemption

At any time prior to December 15, 2016, the Company may, at its option, on one or more occasions, redeem all or a part of the 2020 Senior Subordinated Notes, upon notice as described in the 2020 Senior Subordinated Notes Indenture, at a redemption price equal to 100% of the principal amount of the 2020 Senior Subordinated Notes redeemed plus a make-whole premium, as provided in the 2020 Senior Subordinated Notes Indenture, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 15, 2016, the Company may, at its option, on one or more occasions, redeem all or part of the 2020 Senior Subordinated Notes, upon notice as provided in the 2020 Senior Subordinated Notes Indenture, at the redemption prices (expressed as percentages of principal amount of the 2020 Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

In addition, until December 15, 2016, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of the 2020 Senior Subordinated Notes (including the aggregate principal amount of 2020 Senior Subordinated Notes issued under the 2020 Senior Subordinated Notes Indenture after the original issue date), upon notice as described in the 2020 Senior Subordinated Notes Indenture, at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the applicable date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the aggregate principal amount of 2020 Senior Subordinated Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings (as defined in the 2020 Senior Subordinated Notes Indenture); provided that (i) each such redemption occurs within 120 days of the date of closing of each such Equity Offering; (ii) proceeds in an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Company or any of its restricted subsidiaries and (iii) at least 50% of the sum of the aggregate principal amount of 2020 Senior Subordinated Notes originally issued under the 2020 Senior Subordinated Notes Indenture and any 2020 Senior Subordinated Notes that are issued under the 2020 Senior Subordinated Notes Indenture after the original issue date remains outstanding immediately after the occurrence of each such redemption.

Upon a change in control, the Company is required to offer to purchase all of the 2020 Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

If the Company or its subsidiaries engage in asset sales, the Company generally must either invest the net cash proceeds from such sales in its business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the 2020 Senior Subordinated Notes equal to the excess net cash proceeds, subject to certain exceptions.  The purchase price of the 2020 Senior Subordinated Notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Certain Covenants

The 2020 Senior Subordinated Notes Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur or guarantee additional debt or issue certain disqualified stock and preferred stock;

•                  create liens;

•                  pay dividends or distributions or redeem or repurchase equity;

•                  prepay subordinated debt or make certain investments, loans, advances and acquisitions;

•                  transfer and sell assets;

•                  engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•                  enter into transactions with affiliates.

Events of Default

The 2020 Senior Subordinated Notes Indenture also provides for events of default which, if certain of them occur, would permit the 2020 Senior Subordinated Notes Trustee or the holders of at least 25% in principal amount of the then total outstanding 2020 Senior Subordinated Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2020 Senior Subordinated Notes to be due and payable immediately.

The foregoing description of the 2020 Senior Subordinated Notes Indenture is qualified in its entirety by reference to the complete terms and conditions of the 2020 Senior Subordinated Notes Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

2.                                      Purchase Agreement

On December 16, 2013, the Company and the Guarantors entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclay Capital, Inc., Credit Suisse (USA) LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Guggenheim Securities, LLC and Macquarie Capital (USA) Inc. (collectively, the “Initial Purchasers”), relating to the sale of $260,000,000 aggregate principal amount of its 2020 Senior Subordinated Notes.

The 2020 Senior Subordinated Notes were sold, on December 19, 2013, through a private placement to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended (the “Securities Act”). The 2020 Senior Subordinated Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and indemnification provisions whereby the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

The offering closed on December 19, 2013. The Company used the net proceeds from this offering, together with cash on hand, to redeem all of its outstanding 2016 Senior Subordinated Notes (as defined below) and to pay related fees and expenses.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02                  Termination of a Material Definitive Agreement

On December 19, 2013, the Company (i) instructed Law Debenture Trust Company of New York, as trustee (“2016 Senior Subordinated Notes Trustee”) under the indenture, dated as of October 31, 2006 (the “2016 Senior Subordinated Notes Indenture”), by and among the Company, the guarantors identified therein and the 2016 Senior Subordinated Notes Trustee, to deliver an irrevocable notice of redemption to the holders of the remaining outstanding 2016 Senior Subordinated Notes relating to the redemption of all of the remaining outstanding 2016 Senior Subordinated Notes on January 21, 2014 (the “Redemption Date”) and (ii) deposited cash with the 2016 Senior Subordinated Notes Trustee to satisfy and discharge the Company’s obligations under the 2016 Senior Subordinated Notes Indenture and to fund the redemption on the Redemption Date of the remaining outstanding 2016 Senior Subordinated Notes (including the payment of accrued and unpaid interest on the remaining outstanding 2016 Senior Subordinated Notes to the Redemption Date). As a result, the 2016 Senior Subordinated Notes Indenture was discharged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01                  Other Events.

Redemption of 2016 Senior Subordinated Notes

On December 19, 2013, the Company (i) instructed the 2016 Senior Subordinated Notes Trustee to deliver a notice of redemption to the holders of the remaining outstanding 2016 Senior Subordinated Notes and (ii) deposited cash with the 2016 Senior Subordinated Notes Trustee to satisfy and discharge the Company’s obligations under the 2016 Senior Subordinated Notes Indenture and to fund the redemption, at a redemption price of 101.896%, of the remaining outstanding 2016 Senior Subordinated Notes. The redemption date is January 21, 2014. In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to, but not including, the Redemption Date.

The press release related to the above-described matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 19, 2013, by and among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
10.1	Purchase Agreement, dated December 16, 2013, by and among the Company, the guarantors named therein and the Initial Purchasers named therein.
99.1	Press release issued by Michaels Stores, Inc. on December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Chief Administrative Officer & Chief Financial Officer (Principal Financial Officer)

Date: December 19, 2013

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 19, 2013, by and among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
10.1	Purchase Agreement, dated December 16, 2013, by and among the Company, the guarantors named therein and the Initial Purchasers named therein.
99.1	Press release issued by Michaels Stores, Inc. on December 19, 2013